UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2023

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

(Address of principal executive offices, including zip code)

(973) 691-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 9, 2023, we filed with the Securities and Exchange Commission our Definitive Proxy Statement mailed on or about February 10, 2023 (the “Proxy Statement”) in connection with a Special Meeting (the “Special Meeting”) of Stockholders to be held on March 21, 2023, in order to vote on several matters involving potential issues of common stock related to our recently completed merger with Catheter Precision, Inc., and certain financing transactions described in more detail therein.

In the Proxy Statement, we stated that each share of our Common Stock issued and outstanding as of the close of business on February 3, 2023, the record date for the Special Meeting, would be entitled to vote on all items being considered at the Special Meeting, except that the 331,608 shares of Common Stock (the “Disqualified Shares”) purchased by Armistice Master Fund Ltd. (“Armistice”) pursuant to the exercise of warrants in connection with the January 9, 2023 Warrant Repricing, described in more detail in our Form 8-K previously filed with the SEC on January 13, 2023, would not be entitled to vote on Proposal 1, 2 or 3, and that any votes by the Disqualified Shares would be disregarded with respect to such proposals.

However, the Company has been notified that the Disqualified Shares have been sold, are no longer held by or on behalf of Armistice, and are now held in the open market. Accordingly, following consultation with the NYSE American, we have determined that those shares will be entitled to vote on Proposals 1, 2 and 3, and their votes will not be disregarded with respect to such proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: February 24, 2023	By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer
(Principal Executive Officer)

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